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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  April 27, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


       Delaware                 1-2691                   13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)                (Zip Code)


                       (817) 963-1234
                (Registrant's telephone number)







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Item 5.   Other Events

American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) is filing herewith two press releases issued by American on April 27, 2001 as Exhibits 99.1 and 99.2 which are included herein. The first press release was issued to announce American was granted its motion for summary judgment in the U.S. Government's 1999 civil lawsuit alleging predatory pricing by American. The second press release was issued to announce American has reached an agreement with the Allied Pilots Association ("APA") on a settlement to resolve the outstanding $45.5 million contempt damage award levied against the APA.


Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release issued to announce American was granted its motion for summary judgment in the U.S. Government's 1999 civil lawsuit alleging predatory pricing by American.

99.2 Press Release issued to announce American has reached an agreement with the APA on a settlement to resolve the outstanding $45.5 million contempt damage award levied against the APA.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary





Dated:  April 30, 2001


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                          EXHIBIT INDEX


Exhibit        Description

99.1 Press Release issued to announce American was granted its motion for summary judgment in the U.S. Government's 1999 civil lawsuit alleging predatory pricing by American.

99.2 Press Release issued to announce American has reached an agreement with the APA on a settlement to resolve the outstanding $45.5 million contempt damage award levied against the APA.



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                                                Exhibit 99.1



                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE:  Friday, April 27, 2001

                AMERICAN WINS SUMMARY JUDGMENT IN
                     PREDATORY PRICING CASE

     FORT WORTH, Texas - U.S. District Court Judge J. Thomas Marten of the District of Kansas today advised American Airlines that he was granting its motion for summary judgment in the U.S. Government's 1999 civil lawsuit alleging predatory pricing by the airline.
     American said that it had not yet seen the court's written opinion but was extremely pleased with the ruling. American said it would continue to compete fairly and vigorously and that it would continue to rely on the traveling public to determine which airlines will be the winners and losers in the commercial aviation marketplace.


                               ###

MORE ROOM FOR MORE COACH PASSENGERS. . .ONLY ON AMERICAN AIRLINES

Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm

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                                                Exhibit 99.2



                              Contact:  Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577

FOR RELEASE: Friday, April 27, 2001

     AMERICAN AND ALLIED PILOTS SETTLE OUTSTANDING JUDGMENT

     FORT WORTH, Texas - American Airlines today said it had reached an agreement with the Allied Pilots Association (APA) on a settlement to resolve the outstanding $45.5 million contempt damage award levied against the APA.
     American and the APA also agreed that, as part of the payment, the $20 million previously deposited by APA into escrow, plus interest, is to be transferred to American. The airline said that the transfer has already been made by the escrow agent.
     The agreement reached today states that the remaining balance of approximately $25.5 million will be repaid, with interest, to American on a 15-year payment schedule.
     According to the agreement, claims against the former APA President and former Vice President and 23 other union officials have been dismissed by American.
     American said it believed the settlement represented a responsible way of resolving a difficult issue from the past, and in a manner that serves the interests of customers, employees and shareholders.
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MORE ROOM FOR MORE COACH PASSENGERS. . .ONLY ON AMERICAN AIRLINES

Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm